                                                                   Exhibit 99(a)

--------------------------------------------------------------------------------
1. Approval of Merger Agreement between the Company and Bank of Boston Corporation and transactions contemplated thereby, including the sale of certain assets.

    FOR [_]         AGAINST [_]         ABSTAIN [_]

2.  Election of two directors for a three-year term:

    FOR all nominees [_]    WITHHOLD AUTHORITY to vote    [_]    *EXCEPTIONS [_]
    listed below.           for all nominees listed below.

Nominees:  Robert E. Lee and Frank C. Neal, Jr.
(INSTRUCTIONS: To withhold authority to vote for any Individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions ____________________________________________________________________

            ___________________________________________

3. As determined by a majority of the Company's Board of Directors, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

                                                   Change of Address and
                                                   or Comments Mark Here   [_]

                                            Please date and sign exactly as name
                                            appears herein and return in the
                                            enclosed envelope.

                                            Dated:______________________ 1996

                                            _________________________________
                                            Signature of the Stockholder or
                                            Authorized Representative

                                            _________________________________
                                            (only one signature is required in
                                            the case of stock ownership in the
                                            name of two or more persons.)
                                            Votes must be indicated
                                            (X) in Black or Blue ink.  [_]

Please Complete, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Postage-Paid Envelope.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              THE BOSTON BANCORP
                               460 West Broadway
                       South Boston, Massachusetts 02127

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS-APRIL 11, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of The Boston Bancorp (the "Company") hereby appoints Peter H. Hersey, Richard L. McDowell and W. Randle Mitchell, Jr., and each of them, with full power of substitution in each, as proxies to cast all votes, as designated on the reverse side, which the undersigned stockholder is entitled to cast at the 1996 Annual Meeting of Stockholders of the Company to be held on Thursday, April 11, 1996, at 10:00 a.m., at the Bank of Boston in the auditorium located off the ground floor lobby at 100 Federal Street, Boston, Massachusetts, and at any adjournments thereof, upon the following matters.

     This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT, FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 2 AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

     The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before its exercise.

                                             (continued and to be signed and
                                              dated on reverse side)

                                         THE BOSTON BANCORP
                                         P.O. BOX 11054
                                         NEW YORK, N.Y. 10203-0054
--------------------------------------------------------------------------------